UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                  July 30, 2003

                                (Date of earliest
                                 event reported)
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
Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
Number                    Principal Executive Offices; and Telephone Number             Identification Number
---------------------     ----------------------------------------------------------    ------------------------
1-16169                   EXELON CORPORATION                                            23-2990190
                          (a Pennsylvania corporation)
                          10 South Dearborn Street - 37th Floor
                          P.O. Box 805379
                          Chicago, Illinois 60680-5379
                          (312) 394-7398
1-1839                    COMMONWEALTH EDISON COMPANY                                   36-0938600
                          (an Illinois corporation)
                          10 South Dearborn Street - 37th Floor
                          P.O. Box 805379
                          Chicago, Illinois 60680-5379
                          (312) 394-4321
1-1401                    PECO ENERGY COMPANY                                           23-0970240
                          (a Pennsylvania corporation)
                          P.O. Box 8699 2301 Market Street
                          Philadelphia, Pennsylvania 19101-8699
                          (215) 841-4000
333-85496                 EXELON GENERATION COMPANY, LLC                                23-3064219
                          (a Pennsylvania limited liability company)
                          300 Exelon Way
                          Kennett Square, Pennsylvania 19348

                          (610) 765-6900



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




Item 9. Regulation FD Disclosure

A. As previously announced, on July 30, 2003, Exelon Corporation (Exelon) conducted its Second Quarter 2003 Earnings Conference Call. The call was open to all on a listen-only basis and was audio web-cast. Telephone replays will be available through August 15, 2003. The U.S. call-in number for replays is 877/660-6853, and the international call-in number is 201/612-7415. The account number is 4094 and the conference call number is 70578. In addition, the call will be archived on Exelon's web site, www.exeloncorp.com; please select the Investor Relations page.

During the call, management reviewed Exelon's financial results for its second quarter ended June 30, 2003, which were disclosed in the news release issued on July 29, 2003. Other matters that management discussed included:

Forward-looking matters
-----------------------

Exelon's third quarter 2002 earnings of $1.70 per share included a positive impact of $0.16 per share related to better-than-normal weather conditions. Exelon has assumed normal weather for the balance of 2003, and so far in July, it has been cooler than normal. Also, due to the changes in the competitive transition charges (CTC)at Commonwealth Edison Company (ComEd) that were effective on June 1, 2003 and customer switching, Exelon expects about a $0.15 decrease in earnings at ComEd in the second half of 2003 relative to 2002.

Exelon's full year earnings are impacted by increased pension and other post-retirement benefit costs from the prior year of about $125 million before income taxes, or about $0.24 per share. The exercise of Exelon's options under the Midwest Generation contract is expected to provide net savings on capacity charges of about $130 million before income taxes in 2003 compared with 2002. On an after-tax basis that is about $0.25 per share positive for the full year 2003. Both of these items will continue to impact earnings in the second half of 2003.

Exelon's investment in Sithe Energies, Inc. and its Exelon New England operations will be modestly dilutive in 2003 compared to 2002. Dilution of about $0.20 per share related to the Exelon New England operations is included in Exelon's full year earnings guidance. Given the delay in the start-up of the new Exelon New England plants, the dilution may be lower than $0.20 per share, but it will be weighted to the second half of the year. It is anticipated that with the pending exit from its ownership of the assets of Exelon Boston Generating, that between $0.14 and $0.15 per share of dilution will be eliminated in 2004. Also, fewer nuclear plant refueling outages in 2003 provided savings of about $60 million pre-tax, or $0.11 per share during the first half of 2003.

Exelon previously expected Exelon Enterprises Company, LLC (Enterprises) to be breakeven during 2003, a $0.16 improvement over 2002. In the first half of 2003, Enterprises reported a $79 million net loss, which includes a $30 million after-tax impairment charge associated with the anticipated sale of InfraSource, Inc. Exelon expects Enterprises to be about break even over the last six months of 2003.

Lower interest expense will continue to have positive impact to Exelon over the last six months of 2003.

Previously, Exelon had indicated that it would target its dividend payout to grow to 60% of regulated operating earnings. Exelon is now targeting to increase its dividend payout commensurate with total corporate earnings growth.

Exelon management stated that there are various opportunities to utilize its cash aside from Exelon's continued plans of paying down debt balances. Three other possible cash uses include 1) increases in dividend payouts, 2) increases to the equity at ComEd and PECO Energy Company (PECO), and 3) Exelon share buybacks. The share buyback possibility is not considered a short-term opportunity, but rather, something that would be considered several years from now.


B. Additional information regarding the outstanding debt of Exelon and its subsidiaries as of June 30, 2003 is attached hereto as Exhibit 99.


This combined Form 8-K is being filed separately by Exelon, ComEd, PECO and Exelon Generation Company, LLC (Generation) (Registrants). Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2002 Annual Report on Form 10-K - ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants' 2002 Annual Report on Form 10-K - ITEM 8. Financial Statements and Supplementary Data: Exelon - Note 19, ComEd - Note 16, PECO - Note 18 and Generation - Note 13 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.




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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            EXELON CORPORATION
                                            COMMONWEALTH EDISON COMPANY
                                            PECO ENERGY COMPANY
                                            EXELON GENERATION COMPANY, LLC

                                            /s/  Robert S. Shapard
                                            ------------------------------------
                                            Robert S. Shapard
                                            Executive Vice President and Chief
                                            Financial Officer
                                            Exelon Corporation



July 31, 2003